EX-7.b

                                AMENDMENT NO. 2
                                     TO THE

                   VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

                                     Between

               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                               ("CEDING COMPANY")
                               Purchase, New York

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")

Effective January 30, 2004, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to accept sales of the 6% roll-up GMIB on annuity policies with issue dates after April 30, 2004 subject to a higher reinsurance premium if retail annuity premiums on such policies exceed [REDACTED], and to update the available fund offerings.. To effect this change, the following provisions of this Agreement are hereby amended:

     o Schedule B-1, CONTRACTS SUBJECT TO THIS REINSURANCE AGREEMENT, is hereby replaced by the attached Schedule B-1.

     o Schedule B-2, SUBACCOUNTS SUBJECT TO THE REINSURANCE AGREEMENT, is hereby replaced by the attached Schedule B-2.

     o Schedule D, QUARTERLY RE PREMIUM RATE BY CONTRACT TYPE AND GMIB, is hereby replaced by the attached Schedule D

This amendment is valid only if fully executed on or before March 31, 2004.


Jackson National Life Insurance Company of New York

By  /s/ Lisa C. Drake                      Attest /s/ Amy Irish
  -------------------------------                 ------------------------------

Title    SVP & Chief Actuary               Title   Reinsurance Manager
       --------------------------                -------------------------------

Date  3/16/04                               Date  3/16/04
     ---------                                   ---------


ACE Tempest Life Reinsurance Ltd.

By    /s/ Ari Lindner                      Attest /s/ Willard C. Rinehimer
  -------------------------------                 ------------------------------

Title  SVP and Chief Life Officer          Title   VP & Life Actuary
      ---------------------------                -----------------------------

Date   March 12, 2004                        Date   March 12, 2004
     ----------------------------               ------------------------------

                                  SCHEDULE B-1

             ANNUITY CONTRACTS Subject to this Reinsurance Agreement


         Perspective II  (including 9/22/2003 Re-launch)

               o    VA202-1 is an individual flexible Premium variable and fixed
                    annuity.   VA250NY  replaced  VA202-1  effective  9/22/2003.
                    VA250NY 05/04 replaced VA250NY effective 5/3/2004.
               o    This product has two Contract options:
                    o    Separate Account Investment Division option; and
                    o    Fixed Account Option.


         A) Separate Account Investment Division Option

               o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.
               o    JNL/NY Separate Account I is used for this Contract.
               o The Separate Account invests in shares of one of the corresponding Funds of the underlying fund of the JNL Series Trust and JNL/NY Variable Fund I LLC (see Schedule B-2).

         B) Optional Benefits
         Form Number    Policy Description
         7340NY         Death Benefit Option (Highest Anniversary Value)
         7349NY         Additional Free Withdrawal 20% of Premium
         7349NY 04/03   Additional Free Withdrawal 20% of Premium
         7343NY         Shortened W/D Charge Period (5 year)
         7343NY 04/03   Shortened W/D Charge Period (5 year)
         7429NY         Shortened W/D Charge Period (3 year)
         7346NY         Premium Credit (4%)
         7348NY         Premium Credit (2%)
         7348NY 08/03   Premium Credit (2%)
         7352NY         Premium Credit (3%)
         7352NY 08/03   Premium Credit (3%)
         7344NY 03/03   Guaranteed Minimum Income Benefit (6% Roll-up)
         7365NY 03/03   Guaranteed Minimum Income Benefit (6% Roll-up)
         7452NY         Guaranteed Minimum Income Benefit (5% Roll-up) -
                        Effective 5/3/2004

         Perspective Focus  (Available prior to 10/24/2003)

               o VA260NY is an individual flexible Premium variable and fixed annuity
               o    This product has two Contract options:
                    o    Separate Account Investment Division option; and
                    o    Fixed Account Option

         A) Separate Account Investment Division Option

         This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account. JNL/NY Separate Account I is used for this Contract. The Separate Account invests in shares of one of the corresponding Funds of the underlying fund of the JNL Series Trust and JNL/NY Variable Fund I LLC (see Schedule B-2).

         B) Optional Benefits
         Form Number    Policy Description
         7362NY         Death Benefit Option (MAV)
         7364NY         Premium Credit (2%)
         7365NY         Guaranteed Minimum Income Benefit (6% Roll-up)























SCHEDULE B-1 AMENDMENT NO. 2 -  NY

                                  SCHEDULE B-2

                Subaccounts Subject to this Reinsurance Agreement

JNL SERIES TRUST and JNL VARIABLE FUND LLC

JNL/Alger Growth Fund
JNL/Alliance Capital Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund, subadvisor changed from Janus on 2/18/2004
JNL/FMR Capital Growth Fund, subadvisor changed from Janus on 2/18/2004 JNL/Putnam Equity Fund
JNL/Putnam International Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/S&P Conservative Growth Fund I
JNL/S&P Moderate Growth Fund I
JNL/S&P Aggressive Growth Fund I
JNL/S&P Very Aggressive Growth Fund I
JNL/S&P Equity Growth Fund I
JNL/S&P Equity Aggressive Growth Fund I
JNL/PPM America Balanced Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Money Market Fund
JNL/PPM America Value Fund
JNL/Salomon Brothers Strategic Bond Fund, formerly JNL/Salomon Brothers Global
  Bond Fund
JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/AIM Small Cap Growth Fund
JNL/AIM Large Cap Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund

For the following three funds, the subadvisor was Curian between 12/15/2003 and 2/18/2004 and Mellon Capital Management prior to 12/15/2003:

JNL/ Mellon Capital Management S&P 500 Index Fund
JNL/ Mellon Capital Management S&P 400 Mid Cap Index Fund
JNL/ Mellon Capital Management Small Cap Index Fund





JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/ Mellon Capital Management Enhanced S&P 500 Stock Index Fund, subadvisor was Curian between 12/15/2003 and 2/18/2004 and JPMorgan/ prior to 12/15/2003
JNL/JPMorgan International Value Fund
JNL/S&P Core Index 100 Fund
JNL/S&P Core Index 50 Fund
JNL/S&P Core Index 75 Fund

For the following five funds, the subadvisor was Curian between 12/15/2003 and 2/18/2004 and First Trust prior to 12/15/2003:
JNL/ Mellon Capital Management The Dow(SM) Target 10 Fund
JNL/ Mellon Capital Management S&P Target (R) 10 Fund
JNL/ Mellon Capital Management Global Target 15 Fund
JNL/ Mellon Capital Management Select Small Cap Fund, formerly Target Small Cap
  Fund
JNL/ Mellon Capital Management 25 Fund

For the following six funds, the subadvisor was Curian prior to 2/18/2004:

JNL/ Mellon Capital Management Communications Sector Fund
JNL/ Mellon Capital Management Consumer Brands Sector Fund
JNL/ Mellon Capital Management Energy Sector Fund
JNL/ Mellon Capital Management Financial Sector Fund
JNL/ Mellon Capital Management Pharmaceutical/Healthcare Sector Fund JNL/ Mellon Capital Management Technology Sector Fund

JNL/Select Large Cap Growth Fund, formerly JNL/Janus Aggressive Growth Fund JNL/Select Global Growth Fund, formerly JNL/Janus Global Equities Fund


FIXED SUBACCOUNTS

Jackson National Life Insurance Company General Account:

Perspective II
Guaranteed One Year Fixed
Guaranteed Three Year Fixed
Guaranteed Five Year Fixed
Guaranteed Seven Year Fixed
Guaranteed One Year - 12 month DCA
Guaranteed One Year - 6 Month DCA (available prior to 9/23/2003)


Perspective Focus
Guaranteed One Year Fixed
Guaranteed Three Year Fixed
Guaranteed One Year - 12 month DCA


SCHEDULE B-2 AMENDMENT NO. 2 -  NY

                                   SCHEDULE D

            QUARTERLY RE PREMIUM RATE by CONTRACT TYPE and GMIB TYPE

The Premium rate for reinsurance, subject to the terms and conditions of this Agreement, are guaranteed while the reinsurance coverage is in effect. The premium rate varies by GMIB form number, issue date, and in some instances the volume of RETAIL ANNUITY PREMIUMS deposited.


CONTRACT TYPES:
       Perspective II, Perspective Focus

GMIB TYPES:
I. GMIB Form numbers 7344NY 03/03, 7365NY, and 7365NY 03/03, with issue dates prior to 5/1/2004:

         ISSUE AGE      RATE
         ---------      ----
         All            [REDACTED]


II. GMIB Form numbers 7344NY 03/03, 7365NY, and 7365NY 03/03, with issue dates on or after 5/1/2004:

         ISSUE AGE    TIER 1 RATE         TIER 2 RATE
         ---------   -------------        -----------
         All            0.000975           [REDACTED]

The Tier 1 Rate applies as long as the RETAIL ANNUITY PREMIUMS on contracts with GMIB Forms 7344NY, 7365NY, and 7365NY 03/03 and with issue dates on or after 5/1/2004 that are deposited by the 12th MONTHLY VALUATION DATE following each contract's inclusion in the treaty do not exceed [REDACTED].

If such RETAIL ANNUITY PREMIUMS exceed [REDACTED], on any MONTHLY VALUATION DATE, a blended Tier 1 and Tier 2 rate applies and is calculated as follows:

Blended Rate = a + b, where

 a =                          [REDACTED]                X   Tier 1 Rate
      -----------------------------------------------
       TOTAL RETAIL ANNUITY PREMIUM


b =  (TOTAL RETAIL ANNUITY PREMIUM - [REDACTED])  X  Tier 2 Rate
      -------------------------------------------
                 TOTAL RETAIL ANNUITY PREMIUM





III. GMIB Form number 7452NY, with issues dates on or after 5/1/2004

         ISSUE AGE      RATE
         ---------      ----
         All           [REDACTED]





SCHEDULE D AMENDMENT NO. 2 -  NY